UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On May 23, 2016, Pinnacle Entertainment, Inc. (the “Company”) entered into a Separation Agreement and General Release with John A. Godfrey, the Company’s Executive Vice President, Secretary and General Counsel (the “Separation Agreement”) in connection with Mr. Godfrey’s retirement from the Company effective as of June 30, 2016 (the “Separation Date”).

Under the Separation Agreement, Mr. Godfrey shall be entitled to an aggregate cash severance payment equal to $262,500, which shall be payable in accordance with the Company’s regular salary payment schedule through December 31, 2016. In addition, Mr. Godfrey shall be eligible to receive a pro-rated annual bonus for 2016, payable no later than March 15, 2017. Mr. Godfrey shall be entitled to receive accrued salary, unpaid expenses and accrued benefits through the Separation Date. Mr. Godfrey shall also be entitled to receive health benefits coverage and disability insurance coverage until the earlier of (i) December 31, 2018 or (ii) the date he becomes eligible under other health benefits or disability insurance plans not maintained by the Company or any of its subsidiaries.

Further, all of Mr. Godfrey’s stock options, restricted stock units, and performance shares (collectively, “Equity Awards”) and performance cash units (“Non-Equity Awards”) that would have vested between the Separation Date and June 30, 2017 shall survive termination and shall vest and, as applicable, shall be settled in accordance with the terms of the applicable award agreements in which such outstanding Equity Awards and Non-Equity Awards were granted. All of Mr. Godfrey’s vested stock options as of the Separation Date and those stock options that vest between the Separation Date and June 30, 2017 shall survive the Separation Date until the earlier of (i) June 30, 2018 or (ii) the expiration of the original terms of the vested stock options (the “Exercise Period”). During the Exercise Period, Mr. Godfrey may exercise such vested stock options and any of such stock options which shall vest between the Separation Date and June 30, 2017 and any of such stock options which remain unexercised on June 30, 2018 shall expire thereafter and be cancelled and terminated. All of Mr. Godfrey’s unvested Equity Awards and Non-Equity Awards (other than those Equity Awards and Non-Equity Awards that vest between the Separation Date and June 30, 2017) shall be cancelled and terminated on the Separation Date.

The Separation Agreement also includes customary waiver and release, non-competition, confidentiality and non-disparagement provisions. The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Separation Agreement and General Release, dated as of May 23, 2016, by and between Pinnacle Entertainment, Inc. and John A. Godfrey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: May 26, 2016	By:	/s/ Elliot D. Hoops
Elliot D. Hoops Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Separation Agreement and General Release, dated as of May 23, 2016, by and between Pinnacle Entertainment, Inc. and John A. Godfrey